                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 24, 1996



                          MICROLEAGUE MULTIMEDIA, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



         Pennsylvania                   1-11743                  23-2563090
         ------------          ------------------------    ---------------------
  (State or other juris-       (Commission File Number)    (IRS Employer Identi-
 diction of incorporation)                                     fication No.)


750 Dawson Drive, Newark, Delaware                                  19713
----------------------------------                                ----------
(Address of principle executive offices)                          (Zip Code)


Registrant's telephone number, including area code    302-368-9990


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


                        No Exhibit Index appears herein.

         Items 7(a) and (b) of MicroLeague Multimedia, Inc.'s (the "Registrant") Current Report on Form 8-K, dated October 24, 1996 (the "Report") are hereby amended and restated in their entirety as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

       MICRO SPORTS, INC. FINANCIAL STATEMENTS

       Report of Independent Accountant...................................... 3

       Micro Sports, Inc. Balance Sheets, September 30, 1996 (unaudited),
         June 30, 1996 and June 30, 1995..................................... 4

       Micro Sports, Inc. Statements of Operations, Nine Months Ended
         September 30, 1996 and September 30, 1995 (unaudited),
         Years Ended June 30, 1996 and June 30, 1995......................... 5

       Micro Sports, Inc. Statements of Cash Flows, Nine Months Ended
         September 30, 1996 and September 30, 1995 (unaudited),
         Years Ended June 30, 1996 and June 30, 1995......................... 6

       Notes to Micro Sports, Inc. Financial Statements...................... 7

                        Report of Independent Accountant



To the Shareholders of
Micro Sports, Inc.


I have audited the accompanying balance sheets of Micro Sports, Inc. for the years ended June 30, 1996 and 1995, and the related statements of operations and cash flows. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position, operations and cash flows of Micro Sports, Inc. for the years ended June 30, 1996 and 1995, in conformity with generally accepted accounting principles.




JOSEPH S. GERBINO, CPA

Union, NJ  07083
November 18, 1996

                               MICRO SPORTS, INC.
                                 BALANCE SHEETS

                                                                September 30, 1996
                                                                    (unaudited)         June 30, 1996          June 30, 1995
                                                                ------------------      -------------          -------------
ASSETS:
CURRENT ASSETS
   Cash and Cash Equivalents........................            $           960        $        5,787         $      66,313
   Prepaid and Other Current Assets.................                         --                 1,493                   760
                                                                    -----------           -----------           -----------
Total Current Assets................................                        960                 7,280                67,073
                                                                    -----------           -----------           -----------
PROPERTY, PLANT AND EQUIPMENT
   Property, Plant and Equipment....................                    289,342               293,248               200,880
   Less:  Accumulated Depreciation..................                   (117,378)             (117,964)              (64,827)
                                                                    -----------           -----------           -----------
Net Property, Plant and Equipment...................                    171,378               175,241               136,053
                                                                    -----------           -----------           -----------
OTHER ASSETS
   Software.........................................                     17,942                12,460                 5,119
   Licenses.........................................                  2,670,665             2,670,665             2,670,665
   Deposits.........................................                      4,550                 4,550                    --
   Less:  Accumulated Amortization..................                   (540,404)             (539,898)             (268,560)
                                                                    -----------           -----------           -----------
Total Other Assets                                                    2,152,752             2,147,777             2,407,224
                                                                    -----------           -----------           -----------
TOTAL ASSETS                                                        $ 2,325,090           $ 2,330,298           $ 2,610,350
                                                                    ===========           ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts Payable.................................                     93,642                77,166               251,482
   Unearned or Deferred Income - IBM Royalty........                    746,642               534,331               234,331
   Accrued Expenses and Other Current Liabilities...                    221,950                37,576                25,016
                                                                    -----------           -----------           -----------
Total Current Liabilities...........................                  1,062,234               649,073               510,829
                                                                    -----------           -----------           -----------
LONG-TERM LIABILITIES
   Long-Term Debt...................................                     20,618                22,126                23,321
                                                                    -----------           -----------           -----------
Total Long-Term Liabilities.........................                     20,618                22,126                23,321
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
   Common Stock.....................................                     10,000                10,000                10,000
   Additional Paid In Capital.......................                  5,430,130             5,430,130             4,843,783
   Retained Earnings................................                 (4,197,892)           (3,781,031)           (2,777,583)
                                                                    -----------           -----------           -----------
Total Stockholders' Equity..........................                  1,242,238             1,659,099             2,076,200
                                                                    -----------           -----------           -----------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY.............................                $ 2,325,090           $ 2,330,298           $ 2,610,350
                                                                    ===========           ===========           ===========

                               MICRO SPORTS, INC.
                            STATEMENTS OF OPERATIONS

                                               Nine Months Ended        Nine Months Ended       For the Years Ended June 30,
                                               September 30, 1996      September 30, 1995
                                                  (unaudited)              (unaudited)           1996               1995
                                                  -----------              -----------          ------              -----



NET SALES.........................             $      91,494            $    173,051         $   110,801            $260,749
COST OF SALES.....................                      --                    18,481                  --             186,343
                                                  ----------             -----------         -----------         -----------
GROSS PROFITS.....................                    91,494                 154,570             110,801              74,406
OPERATING EXPENSES
   General & Administrative.......                   987,586               1,168,679           1,147,537           1,670,742
                                                  ----------             -----------         -----------         -----------
Total Operating Expenses..........                   987,586               1,168,679           1,147,537           1,670,742
                                                  ----------             -----------         -----------         -----------
Income (Loss) from Operations.....                  (896,092)             (1,014,109)         (1,036,736)         (1,596,336)
   Interest Expense...............                     3,768                   2,674               7,016               3,574
   Other Income...................                     9,356                 (25,367)            (40,304)            (25,367)
                                                  ----------             -----------         -----------         -----------
NET INCOME, (LOSS)................                 ($909,216)              ($991,416)        ($1,003,448)        ($1,574,543)
                                                  ==========             ===========         ===========         ===========

                               MICRO SPORTS, INC.
                            STATEMENTS OF CASH FLOWS

                                                   Nine Months Ended       Nine Months Ended    For the Years Ended June 30,
                                                   September 30, 1996      September 30, 1995
                                                       (unaudited)            (unaudited)             1996            1995
                                                       -----------            -----------           --------        ------


CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income, (Loss)..........................        ($909,216)           ($991,416)           ($1,003,448)    ($1,574,543)
   Adjustments to Reconcile Net Loss to Net Cash
     in Operating Activities:
   Depreciation and Amortization...............          249,981              293,380                324,518         313,133
Changes in Operating Assets and Liabilities:...
   Decrease in Accounts Receivable.............                                                           --         178,418
   Decrease in Inventories.....................                               107,081                     --          84,140
   (Increase) in Other Current Assets..........                                                         (733)           (760)
   (Increase) in Other Assets..................          (10,307)          (1,006,087)               (11,891)     (1,071,576)
   Increase, (Decrease) in Accounts Payable....           12,371             (150,525)              (174,316)         45,181
   Increase in Deferred Income.................          297,792              234,331                300,000         234,331
   Increase in Accrued Liabilities.............          140,082               (6,205)                12,560           6,964
                                                    ------------         ------------           ------------    ------------
Net Cash (Used in) Operating Activities........         (219,297)          (1,519,441)              (553,310)     (1,784,712)
                                                    ------------         ------------           ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Disposition (Purchase) of Property, Plant
     and Equipment.............................           56,270             (160,389)               (92,368)       (131,882)
                                                    ------------         ------------           ------------    ------------
Net Cash (Used in) Investing Activities........           56,270             (160,389)               (92,368)       (131,882)
                                                    ------------         ------------           ------------    ------------
CASH FLOWS FROM FINANCING
ACTIVITIES:
   Borrowings on Long-Term Debt................               --              108,674                 11,753          30,080
   Payments on Long-Term Debt..................          (85,480)             (17,719)               (12,948)         (6,759)
   Proceeds from Sale of Common Stock..........          200,000            1,619,854                586,347       1,956,140
                                                    ------------         ------------           ------------    ------------
Net Cash Provided by Financing
   Activities..................................          114,520            1,710,809                585,152       1,979,461
                                                    ------------         ------------           ------------    ------------
NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                     ($48,507)             30,979           ($     60,526)   $     62,867
CASH AND CASH EQUIVALENTS,
   beginning of period                                   $49,467              15,586            $     66,313    $      3,446
                                                    ------------         ------------           ------------    ------------
CASH AND CASH EQUIVALENTS,
   end of period                                         $   960              46,565            $      5,787    $     66,313
                                                    ============         ===========            ============    ============
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION
   Cash Paid During the Period For:
     Interest                                            $ 4,412             $ 2,683            $      7,016    $      3,574
     Income Taxes                                        $ 2,052             $   779            $      2,052    $        779


                               MICRO SPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1996 and 1995

Note 1 - BASIS OF PRESENTATION

         MICRO SPORTS, INC. (the "Company") is primarily engaged in the development and distribution of sports game simulation and other software sold throughout the United States.

         The financial statements are presented to reflect the acquisition by Microleague Multimedia, Inc. as of October 24, 1996. Had the Company not been acquired, there would have been substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         For the purposes of reporting cash flows, cash and cash equivalents include cash on hand and cash in banks.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment is stated at cost and is depreciated using the straight-line method over the asset's estimated useful life. Major additions to property, plant and equipment are capitalized at cost. Expenditures for repairs and maintenance are charged to expense as incurred.

         INTANGIBLE ASSETS

         Software and License Agreement is stated at cost and amortized using the straight-line method over a period of ten years.

         REVENUE RECOGNITION

         Revenues are recognized when a product is shipped or a service is performed, and when no significant obligations remain and collection is probable. Net revenues are comprised of the total sales billed during the period less the sales value of goods estimated to be returned, trade discounts and customer allowances anticipated at the time of shipment.

         RESEARCH AND DEVELOPMENT

         Research and development costs are included in the accompanying statements of operations as general and administrative expenses.

         SUBSEQUENT EVENTS:

         The Company was acquired on October 24, 1996 by Microleague Multimedia, Inc. located in Newark, Delaware as discussed in Note 1. The terms of the purchase included the issuance of 308,882 shares of common stock in exchange for the outstanding assets and liabilities of the Company.

Note 3 - LEASE COMMITMENT

         The Company leases office space under a non-cancelable operating lease expiring October 31, 1999. As of June 30, 1996, the minimum aggregate annual rental payments under the lease are as follows:

                     Year Ending

                              June 30,

                              1997             $38,750
                              1998             $43,750
                              1999             $11,250
                                               -------
                              Total            $93,750

         The lease provides for increases in real estate taxes and certain operating expenses.

         Total rent expense charged to operations for the years ended June 30, 1996 and 1995 was $34,013 and $11,016, respectively.

Note 4 - TAX BENEFIT OF NET OPERATING LOSS

         An income tax benefit of approximately $1,226,000 was not recorded by the Company for the year ended June 30, 1996. The benefit was not recorded because there is no possibility of realizing future value from the tax benefit due to the Company being acquired effective October 24, 1996 as discussed in Note 1.

                  (b) PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 1995 and Pro Forma Consolidated Statement of Income (unaudited) for the 12 months ended December 31, 1995 give pro forma effect to (i) the Registrant's acquisition of Ablesoft, Inc. on September 30, 1995, and (ii) the Registrant's acquisition of Micro Sports, Inc. ("Micro Sports") described more fully under
Item 2 of the Report, as if such transactions occurred as of December 31, 1995 for the Pro Forma Consolidated Balance Sheet and as of January 1, 1995 for the Pro Forma Consolidated Statement of Income. Each of such acquisitions was treated as a "purchase" for accounting purposes.

The Pro Forma Consolidated Balance Sheet is based on (i) the Registrant's historical consolidated balance sheet as of September 30, 1996 (which reflects the acquisition of Ablesoft on September 30, 1995), and (ii) Micro Sports' unaudited balance sheet as of December 31, 1995.

The Pro Forma Consolidated Statement of Income for the year ended December 31, 1995 is based on (i) the Registrant's historical consolidated statement of operations for the fiscal year ended December 31, 1995 (which reflects data for Ablesoft for the period beginning October 1, 1995 through December 31, 1995) and (ii) Micro Sports' unaudited statement of operations for the nine-month period ended September 30, 1996 and the three-month period ended December 31, 1995.

The Pro Forma Consolidated Statement of Income for the nine months ended September 30, 1996 is based on (i) the Registrant's unaudited consolidated statement of operations for the nine months ended September 30, 1996 and (ii) Micro Sports' unaudited statement of operations for the six months ended
June 30, 1996 and the three-months ended September 30, 1996.


The pro forma information does not purport to be indicative of the combined results of operations or financial position that would have been reported has these transactions taken place as of December 31, 1995 with respect to the Pro Forma Consolidated Balance Sheet data or as of January 1, 1995 with respect to the Pro Forma Consolidated Statement of Income data, as the case may be, or future results of operations or financial position of the Registrant. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Registrant's historical financial statements and related notes thereto for the year ended December 31, 1995 included in its Prospectus dated May 23, 1996 and the historical financial statements and notes thereto of Micro Sports for the years ended June 30, 1995 and 1996 included in the Report under Item 7(a).

The Pro Forma Consolidated Financial Statements give effect to the issuance of 30,889 shares of the Registrant's common stock placed in escrow in connection with the Micro Sports acquisition (as defined under Item 2 of the Report). Such shares will be released from escrow upon the satisfaction of certain conditions.

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              AT SEPTEMBER 30, 1996

                                                         Historical                          Pro Forma
                                                        Microleague     MicroSports          Adjustments          Pro Forma
                                                        -----------     -----------          -----------          ---------
ASSETS
Current assets:
     Cash and cash equivalents..................         $       --        $       960                            $      960
     Accounts receivable, net of allowance for
       returns and doubtful accounts............            886,009                 --                               886,009
     Inventory, net.............................          1,541,719                 --                             1,541,719
     Royalty advances...........................            673,863                 --                               673,863
     Prepaid and other current assets...........            214,200                 --                               214,200
     Deferred tax assets........................          1,158,420                 --                             1,158,420
                                                         ----------         ----------                            ----------
       Total current assets.....................          4,534,211                960                             4,535,171
                                                         ----------         ----------                            ----------
Fixed assets, net...............................            733,786            171,378                               905,164
Goodwill, net...................................            665,710                 --              675,000        1,340,710
Capitalized software costs, net.................            508,394                 --                               508,394
Intangible assets, net..........................            245,629          2,148,203                             2,393,832
Other assets....................................            240,433              4,550                               244,983
                                                         ----------         ----------           ----------       ----------
       Total assets.............................         $6,918,163         $2,325,090             $675,000       $9,918,253
                                                         ==========         ==========           ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt and
       capital leases...........................        $   282,299                 --                            $  282,299
     Notes payable..............................            268,000                 --                               268,000
     Accounts payable...........................          1,217,228             93,642                             1,310,870
     Unearned Income - IBM Royalty..............                 --            746,642                               746,642
     Accrued expenses...........................            322,570            221,950                               544,520
     Cash Overdraft.............................             51,649                                                   51,649
                                                         ----------         ----------           ----------       ----------
       Total current liabilities................          2,141,746          1,062,234                             3,203,980
                                                         ----------         ----------           ----------       ----------
Deferred tax liability..........................            238,671                 --                               238,671
Long-term debt and capital leases, net..........            807,852             20,618                               828,470
                                                         ----------         ----------           ----------       ----------
       Total liabilities........................          3,188,264          1,082,852                             4,271,721
                                                         ----------         ----------           ----------       ----------
Commitments and contingencies
Stockholders' equity:
     Common stock, $.,01 par value, 10,000,000
       shares authorized........................             39,352             10,000               (6,911) (1)      42,441
Additional paid-in capital......................          7,369,585          5,430,130           (3,515,981) (1)   9,283,734
Accumulated deficit.............................         (3,643,043)        (4,197,892)           4,197,892  (1)  (3,364,043)
Receivables from stockholders...................            (36,000)                --                   --          (36,000)
                                                         ----------         ----------           ----------       ----------
     Total stockholders' (deficiency) equity....          3,729,894          1,242,238              675,000        5,647,632
                                                         ----------         ----------           ----------       ----------
     Total liabilities and stockholders' equity.         $6,918,163         $2,325,090             $675,000       $9,918,253
                                                         ==========         ==========           ==========       ==========

                          MICROLEAGUE MULTIMEDIA, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR YEAR ENDED DECEMBER 31, 1995

                                                                                      Pro Forma       Pro Forma
                                           Microleague                               Adjustments     Adjustments
                                          Consolidated    Ablesoft    MicroSports   for Ablesoft   for MicroSports    Pro Forma
                                          ------------    --------    -----------   ------------   ---------------    ---------
Net Revenues..........................      $ 5,010,156  $  547,206  $     185,437                                    $5,742,799
Cost of Goods sold....................        2,374,975     156,082         18,481                                     2,549,538
                                            ----------- -----------  -------------                                  -----------
Gross profit..........................        2,635,181     391,124        165,956                                     3,192,261
Operating expenses:
  Selling and marketing...............          515,882     160,208                                                      676,090
  General and administrative..........        1,771,005     376,655      1,358,673       68,091 (2)      297,500       3,871,924
                                            ----------- -----------  -------------     ---------       ----------    -----------
      Total operating expenses........        2,286,887     536,863      1,358,673       68,091          297,500       4,548,014
                                            ----------- -----------  -------------     ---------       ----------    -----------
Income (loss) from operations.........          348,294    (145,739)    (1,191,717)     (68,091)        (297,500)      1,354,753
Interest expenses.....................          224,451      22,844          5,535       28,818 (4)                      281,648
Other expenses (income)...............           41,054      16,295        (75,021)                                      (17,672)
                                          ------------- -----------  -------------     ---------       ----------    -----------
Income (loss) before provision for
  income taxes........................           82,789    (184,878)    (1,147,598)     (96,909)        (297,500)        (44,096)
Benefit for income taxes..............          (16,300)         --             --      (63,700)(3)     (119,000)(3)    (199,000)
                                           ------------  ----------  -------------     ---------        ----------   -----------
      Net income (loss)                    $     99,089   ($184,878)   ($1,147,598)    ($33,209)       ($178,500)    ($1,445,096)
                                           ============  ==========  =============     =========       =========     ===========
ProForma income data to reflect
 income taxes for 1995
  Income before taxes.................     $     82,789
  Income tax provision................           33,116
                                           ------------
  Net income (loss)...................     $     49,673   ($184,878)   ($1,147,598)    ($33,209)       ($178,500)    ($1,494,512)
                                           ============  ==========  =============     =========       =========     ===========
Net income (loss) per common share....     $        .02                                                               $     (.46)
                                           ------------                                                              -----------
Weighted average common shares
  outstanding.........................        2,937,978                                                                3,246,860


                          MICROLEAGUE MULTIMEDIA, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                                                         Pro Forma
                                                    Microleague                         Adjustments
                                                   Consolidated       MicroSports     for MicroSports       Pro Forma
                                                   ------------       -----------     ---------------       ---------
Net Revenues.................................      $ 3,026,218            91,494                              3,117,712
Cost of Goods sold...........................        2,128,236                --                              2,128,236
                                                   -----------         ---------        ----------           ----------
Gross profit.................................          897,982            91,494                                989,476
Operating expenses:
  Selling and marketing......................        1,282,716                --                              1,282,716
  General and administrative.................        1,789,291           987,586           223,125 (5)        3,000,002
                                                   -----------         ---------        ----------           ----------
      Total operating expenses...............        3,072,007           987,586           223,125            4,282,718
                                                   -----------         ---------        ----------           ----------
Income (loss) from operations................       (2,174,025)         (896,092)         (223,125)          (3,293,242)
Interest expenses............................          159,785             3,768                                163,553
Other expenses...............................                              9,356
                                                   -----------         ---------        ----------           ----------
Loss before provision for income taxes ......       (2,333,810)                           (223,125)          (2,556,935)
Benefit for income taxes, before extraordinary
   items ....................................         (767,328)                            (89,250)            (856,578)
                                                   -----------                          ----------           ----------
Income (loss) before extraordinary items.....       (1,566,482)                           (133,875)          (1,700,357)
Extraordinary items, net of tax effect.......          204,181                                                  204,181
                                                   -----------         ---------        ----------           ----------
      Net (loss).............................       (1,770,663)         (909,216)         (133,875)          (2,813,754)
Net income per common share..................       $    (0.50)                                              $     (.73)
Weighted average common shares outstanding...        3,547,463                                                3,856,345


         Notes to Unaudited Consolidated Pro Forma Financial Information


Note 1 - To record the excess of the purchase price for the net assets acquired under the purchase method of accounting for the Micro
         Sports acquisition. The purchase price allocation for Micro Sports is based on management's preliminary estimates of the fair value of the assets and the liabilities assumed. The final allocation may differ from these estimates. In addition to the assumed liabilities, the consideration for the acquisition consists of 308,882 shares of the Registrant's common stock valued at $2 million.

Note 2 - To record amortization expenses of $56,325 related to $751,000 of goodwill resulting from the Ablesoft Acquisition, which is being amortized over 10 years. Also reflects amortization of non-goodwill intangible assets over the same respective lives.

Note 3 - To record an estimated tax provision at an assumed rate of 40% on the consolidated results from operations.

Note 4 - To record interest expenses on debt incurred in connection with the Ablesoft acquisition offset by a reduction of interest expenses on APBA acquisition debt, which was converted to equity in 1996.

Note 5 - To record amortization expense of $282,500 related to goodwill and licensing fees from the Micro Sports acquisition, which is being amortized over 10 years. Also reflects depreciation of property, plant and equipment over 10 years.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MICROLEAGUE MULTIMEDIA, INC.
                                           (Registrant)



Date: January 7, 1997                      By:/s/ PETER R. FLANAGAN
                                              ----------------------------------
                                                 Name: Peter R. Flanagan
                                                 Title: Chief Financial Officer



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